Exhibit 10.4

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (the "Agreement"), dated as of January 31, 2017 is made by and between ID Global Solutions Corporation, a Delaware corporation (the “Company”), and __________________ (the “Holder”).

WHEREAS, Holder owns (i) a___ Promissory Note (the "Note") payable by the Company in the amount of $_________ including interest as of January 31, 2017 (the “Debt”) and (ii) a Stock Purchase Warrant (the “Warrant”) to purchase shares of common stock of the Company at an exercise price of $0.__ per share (the "Exercise Price").

WHEREAS, the Warrant contain certain anti-dilution provisions (the "Anti-Dilution Provisions").

WHEREAS, Holder wishes to amend the Warrant to remove such Anti-Dilution Provisions in their entirety.

WHEREAS, subject to the appointment of Philip Beck as Chief Executive Officer of the Company (the "Threshold Event"), the Company and Holder wish to convert the Note into such number of shares of common stock of the Company equal to the Debt divided by the conversion price of $0.__ per share (the "Conversion Price") resulting in the issuance of ______ shares of common stock of the Company (the “Shares”) to Holder.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge the parties agree as follows:

1.          Conversion. It is agreed by the Company and Holder that, upon the occurrence of the Threshold Event and subject to Board approval of the Company, the Note shall convert into the Shares at the Conversion Price with no further action to be taken by the Holder or the Company. The effective date of the conversion shall be January 31, 2017; provided, however, in the event the Threshold Event occurs after January 31, 2017, the Company will adjust the number of Shares to be issued to reflect additional interest accrued if such accrued interest is material.

2.          Note and Warrant Amendment. It is hereby agreed to by the Company and Holder that the Anti-Dilution Provisions shall be deleted, terminated and removed from the Warrant and that Section 4(d) of the Warrant will be deleted, terminated and removed from the Warrant. The Exercise Price for the Warrant shall be reduced from $0.__ per share to $0.10 per share.

3.          Certificate Delivery. Within ten (10) business days of the date of the Threshold Event, the Company shall deliver a certificate representing the Shares to Holder.

4.          Further Assurances. The parties, by entering into this Conversion Agreement, agree to execute all agreements and other documents as reasonably requested by the other party.

5.          Representations and Warranties and Covenants of Holder. Holder represents, warrants and covenants to the Company as follows:

a. No Registration. Holder understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Holder’s representations as expressed herein or otherwise made pursuant hereto.

b. Investment Experience. Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that he can protect his own interests. Holder has such knowledge and experience in financial and business matters so that Holder is capable of evaluating the merits and risks of its investment in the Company.

d. Speculative Nature of Investment; SEC Reports; Dilution. Holder understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. Holder can bear the economic risk of such investment and is able, without impairing such financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of Holder’s investment. Holder understands that the Company is presently not current with its required reports to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Holder further understands that the Company will need issue additional shares of common stock in connection with future financings and in connection with the retention or hiring of management and employees, which will dilute Holder.

e. Accredited Investor. Holder is an “accredited investor’ within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

f. Rule 144. Holder acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about the Company and the resale occurring not less than six months after a party has purchased and paid for the security to be sold. The Holder acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares the Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk. The Company is presently not current with its required reports to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and, as a result, Rule 144 is not available until such reports have been filed.

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g. Authorization.

i. The Holder has all requisite power and authority to execute and deliver this Conversion Agreement, and to carry out and perform its obligations under the terms hereof. All action on the part of the Holder necessary for the authorization, execution, delivery and performance of this Conversion Agreement, and the performance of all of the Holder’s obligations herein, has been taken.

ii. This Conversion Agreement, when executed and delivered by the Holder, will constitute valid and legally binding obligations of the Holder, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

iii. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Holder in connection with the execution and delivery of this Conversion Agreement by the Holder or the performance of the Holder’s obligations hereunder.

h. Brokers or Finders. Such Holder has not engaged any brokers, finders or agents, and the Company has not, and will not, incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Conversion Agreement and the transactions related hereto.

i. Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Conversion Agreement. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Conversion Agreement.

j. Legends. The Holder understands and agrees that the certificates evidencing the Shares shall bear a legend in substantially the form as follows (in addition to any legend required by any other applicable agreement or under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

6.          Miscellaneous.

a. Notice. Any notice required under this Agreement shall be deemed duly delivered (and shall be deemed to have been duly received if so given), if personally delivered, sent by a reputable courier service, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties at the addresses set forth above or to such other address as any party may have furnished to the other in writing in accordance with this Section.

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b. Law and Jurisdiction. The laws of the State of Florida apply to this Agreement, without deference to the principles of conflicts of law. Both jurisdiction and venue for any litigation pursuant to this Agreement shall be proper in the courts of Florida.

c. Severability. If the law does not allow a provision of this Agreement to be enforced, such unenforceable provision shall be amended to become enforceable and reflect the intent of the parties, and the rest of the provisions of this Agreement shall remain in effect.

d. Waiver. The failure of any party, in any instance, to insist upon strict enforcement of the provisions of this Agreement shall not be construed to be a waiver or relinquishment of enforcement in the future, and the terms of this Agreement shall continue to remain in full force and effect.

e. Assignability. This Agreement shall not be assignable by either party.

f. Amendment. This Agreement may only be amended or modified in a writing signed by both of the parties and referring to this Agreement.

g. Entire Agreement. This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter of this Agreement and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereonto duly authorized as of the day and year first above written.

ID GLOBAL SOLUTIONS CORPORATION

By:
Name: Thomas R. Szoke
Title: CEO

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